UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, CA  92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.  Entry Into a Material Definitive Agreement.

Effective May 1, 2009, Liquidmetal Technologies, Inc. (the “Company”) completed a transaction (the “Transaction”) in which (i) the holders of the Company’s 8% Convertible Subordinated Notes exchanged such notes for a combination of new 8% Senior Secured Convertible Notes (the “Exchange Notes”) and shares of a new series of convertible preferred stock designated “Series A-2 Preferred Stock”, together with warrants thereon, and (ii) certain investors purchased, for an aggregate of $2.5 million in cash, shares of a new series of convertible preferred stock designated as “Series A-1 Preferred Stock” (together with the Series A-2 Preferred Stock, the “Preferred Stock”).  The Transaction was consummated pursuant to a Securities Purchase and Exchange Agreement, dated May 1, 2009 (the “Securities Purchase Agreement”), among the exchanging note holders and investors (collectively, the “Buyers”).  The principal purposes of the Transaction were to restructure the Company’s indebtedness and to raise additional funding for working capital.

In the Transaction, the Company issued:

•                                          $7,500,000 in principal amount of Exchange Notes,

•                                          500,000 shares of Series A-1 Preferred Stock at an original issue price of $5.00 per share and having a conversion price of $.10 per common share,

•                                          2,625,002 shares of Series A-2 Preferred Stock at an original issue price of $5.00 per share and having a conversion price of $.22 per common share,

•                                          to the Buyers acquiring the Exchange Notes, warrants to purchase to purchase an aggregate of 3,125,007 shares of the Company’s common stock at an exercise price of $.60 per share (the “Exchange Warrants”), and

•                                          to the Buyers acquiring the Preferred Stock, warrants to purchase to purchase an aggregate of 42,329,407 shares of the Company’s common stock at an exercise price of $.50 per share (the “Preferred Warrants”).

The following are material terms and conditions of the Transaction and the Securities Purchase Agreement:

Terms of Exchange Notes.  The Exchange Notes are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $.60 per share, subject to adjustment for stock splits, stock dividends, and the like.  In the event that the Company issues or grants in the future shares of common stock, or securities exercisable for or convertible into common stock, for an effective per share price less than the conversion price then in effect, the conversion price will be decreased to equal such lower price, provided that such adjustment will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.  In the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds 250% of the conversion price, the Company will have the right, but not the obligation, to require the holders of the Exchange Notes to convert the Exchange Notes into Company common stock at the conversion price then in effect.

The Exchange Notes will bear interest at 8% per annum with interest payable in arrears on the first business day of each October and April in cash, or, at the Company’s option, in the form of additional Exchange Notes (in which case the interest rate will be 10% per annum).  From and after an event of default under the Exchange Notes and for so long as the event of default is continuing, the Exchange Notes will bear default interest at a rate of 12% per annum (or 15% per annum if the Company elects to pay interest with additional Exchange Notes).  Any unconverted Exchange Notes will become due on January 3, 2011, although the Company will have the right to redeem the Exchange Notes early by paying the remaining principal and accrued but unpaid interest (although if the cash redemption price is being paid solely from the Company’s income from continuing operations, the redemption will be subject to a three percent (3%) premium).  Under a Security Agreement entered into pursuant to the Securities Purchase Agreement, the Notes are secured by all of the Company’s assets, provided that the indebtedness under the Exchange Notes is subordinate to certain indebtedness from third-party commercial lenders to be incurred by the Company in the future and indebtedness not to exceed $4,000,000 in the aggregate that is secured solely by the Company’s and/or its subsidiaries’ accounts receivable and/or inventory.

Terms of Warrants.  Under both the Exchange Warrants and Preferred Warrants (collectively, the “Warrants”), the exercise price is subject to adjustment for stock splits, stock dividends, and the like.  In the event that the Company in the future issues or grants any shares of common stock, or securities exercisable for or convertible into common stock, for a per share price less than the exercise price of the Warrants as then in effect, the exercise price of the Warrants will be reduced based on a “weighted-average” formula, provided that such adjustment will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions.  All of the Warrants are immediately exercisable and will expire in January 2012.

Terms of Preferred Stock.  The terms of the Preferred Stock are set forth in a Certificate of Designations, Preferences, and Rights of Series A Preferred Stock (the “Certificate”) filed with the Delaware Secretary of State on May 1, 2009.

The Preferred Stock will accrue cumulative dividends at the annual rate of 8%, which will be payable semi-annually.  Beginning on the second anniversary of the initial issuance date of the Preferred Stock, the dividend rate will increase to 10% per annum. These dividends will be payable, in cash or in kind by the issuance by the Company of additional shares of Preferred Stock, only when and as declared by the Board of Directors of the Company.

The Preferred Stock and any accrued and unpaid dividends thereon is convertible, at the option of the holder of the Preferred Stock, into common stock of the Company at a conversion price of $.10 per share in the case of the Series A-1 Preferred Stock and a conversion price of $.22 per share in the case of the Series A-2 Preferred Stock (in both cases subject to adjustments for any stock dividends, splits, combinations and similar events).  In the event that the Company in the future issues or grants any shares of common stock, or securities exercisable for or convertible into common stock, for a per share price less than the conversion price then in effect for such series of Preferred Stock, the conversion price of such series of Preferred Stock will be reduced based on a “weighted-average” formula, provided that such adjustment will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions.

On any matter submitted to a vote of the common stockholders of the Company, each holder of Preferred Stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Preferred Stock held by such holder.  In addition, upon the filing of the Charter Amendment as specified below, the holders of the Preferred Stock will be entitled to elect two directors of the Company as indicated below.

As long as at least 25% of the number of shares of Preferred Stock originally issued are outstanding, the prior consent of the holders of at least two-thirds of the outstanding Preferred Stock shall be required for the Company to take any action that: (i) alters or changes the rights, preferences or privileges of the Preferred Stock, (ii) creates (by reclassification or otherwise) any new class or series of shares or securities having rights, preferences or privileges senior to, or on a parity with, the Preferred Stock, (iii) results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold, (iv) amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws relative to the Preferred Stock, or (v) increases the authorized size of the Company’s Board of Directors.

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid first to the holders of the Preferred Stock in an amount equal to the original issue price of each share of Preferred Stock plus any accrued dividends on each share of Preferred Stock before any distributions are made to the holders of the Common Stock.

The Company has the right to redeem the Preferred Stock at any time upon 30 days advance written notice to the holder of such Preferred Stock.  In addition, holders of the Preferred Stock will have a pro rata right, based on their percentage equity ownership in the Company, to participate in subsequent issuances of equity securities of the Company.

Registration Rights.  In connection with the Transaction, the Company and the Buyers entered into a Registration Rights Agreement under which the Company is required, upon the written request of the holders of more than fifty percent (50%) of the securities underlying the Exchange Notes, Warrants, and Preferred Stock, on or before 180 days after the closing of the Transaction, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Exchange Notes, the Warrants and the Preferred Stock and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 60 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review).   The Company may be required to pay liquidated damages as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

Additional Information.  Under the Securities Purchase Agreement, the Buyers acknowledged that the Company does not have sufficient shares of common stock authorized to enable the Buyers to fully convert the Exchange Notes and the Preferred Shares and to fully exercise the purchase rights represented by the Warrants.  Therefore, under the Securities Purchase Agreement, the Company agreed to hold a special meeting of shareholders at the earliest practical date, and in any event on or before July 31, 2009, for the purpose of obtaining shareholder approval of an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the authorized shares of common stock of the Company to 300,000,000 shares. Accordingly, the terms of the Exchange Notes, Preferred Stock, and Warrants limit the ability of the Buyers to convert the Exchange Notes, Preferred Stock, and Warrants, prior to the filing and acceptance of the Charter Amendment with the Delaware Secretary of State, to the number of authorized common shares remaining under the Company’s Certificate of Incorporation.  The Charter Amendment will also grant to the holders of the Preferred Stock the right to elect two of the five members of the Company’s Board of Directors.  In the event that the Charter Amendment is not approved and filed with the Delaware Secretary of State by August 31, 2009, the holders of the Preferred Stock and Notes may require the Company to redeem all or any portion of the holders’ Preferred Stock and Notes.

The Securities Purchase Agreement grants to the Buyers the option to subscribe for an additional 1,000,000 shares of Series A-1 Preferred Stock at any time prior to six months from the closing date for an original issue price of $5.00 per share, provided that the Company will have the right to refuse the exercise of the option if the Company’s Board of Directors determines that the Company’s existing and anticipated capital resources at the time of exercise will be sufficient to fund the Company’s operations for a period of at least 12 months thereafter.  The Buyers of Series A-1 Preferred Stock will have the exclusive right to exercise this option as to the first 350,000 shares, with the holders of the Series A-2 Preferred Stock having the right to exercise the balance of the option.

The offers and sales of securities in the Transaction were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder.  Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Transaction.

The descriptions set forth herein of the Securities Purchase Agreement, Exchange Notes, Warrants, Security Agreement, Certificate, Registration Rights Agreement, and the securities issued pursuant to such documents, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached as exhibits to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Security Holders.

The information in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,

On April 30, 2009, CK Cho and Dean Tanella resigned as directors of the Company.  The resignations of Mr. Cho and Mr. Tanella were not the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies, or practices.  On April 30, 2009, Abdi Mahamedi, Iraj Azarm and William Scott Jr. Ph.D were elected to the Company’s Board of Directors (provided, however, that William Scott Jr. Ph.D will not take office as a director prior to the next regularly scheduled meeting of the stockholders unless and until the Company first complies with Rule 14f-1 of the Exchange Act with respect to his appointment).  In connection with their election as directors, there were no arrangements or understandings between such directors and any other persons pursuant to which they were elected as directors.

Since 1987, Abdi Mahamedi has served as the President and Chief Executive Officer of Carlyle Development Group of Companies (“CDG”), which develops and manages residential and commercial properties in the United States on behalf of investors worldwide.  Mr. Mahamedi and certain of the Carlyle Development Group of Companies are investors in the Company and are Buyers in the Transaction.  At CDG, Mr. Mahamedi evaluates and supervises all of the investment activities and management personnel.  Prior to joining CDG, Mr. Mahamedi founded Emanuel Land Company, a subsidiary of Emanuel & Company, a Wall Street investment banking firm, and served as a managing director for Emanuel Land Company from 1986 to 1987.  In 1983,  Mr. Mahamedi received his B.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania, and in 1984 he received his M.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania.  Mr. Mahamedi is 47 years old.

Since 1987, Iraj Azarm has served as the Comptroller of CDG, where he directs the day to day activities of the company and acts as the liaison for investors and the firm’s institutional lenders. In 1963, Mr. Azarm received degrees in  Mechanical Engineering and Economics from the University of California at Berkeley.  Mr. Azarm is 70 years old.

Since 2007, William Scott Jr. Ph.D has served as the treasurer and chair of the Board of Governors of Acta Materialia, Inc. From 1983 to 2004, Dr. Scott served as the technical director with ASM International.  In 1968, Dr. Scott received a Ph.D in Materials Science and Engineering from the University of Pennsylvania, and in 1963, Dr. Scott received his B.S. in Metallurgical Engineering from Lafayette College. Dr. Scott is 67 years old.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Larry E. Buffington
President and Chief Executive Officer

Date: May 7, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Liquidmetal Technologies, Inc.

10.1

Securities Purchase and Exchange Agreement, dated May 1, 2009 (the “Securities Purchase Agreement”), among Liquidmetal Technologies, Inc. (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”).

10.2	Form of 8% Senior Secured Convertible Subordinated Note issued pursuant to Securities Purchase Agreement.

10.3	Form of Common Stock Purchase Warrant issued in connection with the 8% Senior Secured Convertible Subordinated Notes.

10.4	Form of Common Stock Purchase Warrant issued in connection with the Series A Preferred Stock.

10.5	Registration Rights Agreement, dated May 1, 2009, among the Company and the Buyers.

10.6	Security Agreement, dated May 1, 2009, among the Company and the Buyers.